UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 780-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Membership Interest Purchase Agreement

On February 9, 2023 (the “Closing Date”), Avalon GloboCare Corp. (the “Company”) entered into and closed an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), by and among Avalon Laboratory Services, Inc., a wholly-owned subsidiary of the Company (the “Buyer”), SCBC Holdings LLC (the “Seller”), the Zoe Family Trust, Bryan Cox and Sarah Cox as individuals (each an “Owner” and collectively, the “Owners”), and Laboratory Services MSO, LLC (“Laboratory Services MSO”). The Amended MIPA amends and restates, in its entirety, that certain Membership Interest Purchase Agreement, dated November 7, 2023 (the “Original MIPA”), which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 8, 2022 (the “Form 8-K”).

Pursuant to the terms and conditions set forth in the Amended MIPA, Buyer acquired from the Seller, forty percent (40%) of all the issued and outstanding equity interests of Laboratory Services MSO (the “Purchased Interests”), free and clear of all liens (the “Transaction”). The consideration paid by Buyer to Seller for the Purchased Interests consisted of $21,000,000, which comprised of (i) $9,000,000 in cash, (ii) $11,000,000 pursuant to the issuance of 11,000 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), stated value $1,000 (the “Series B Stated Value”), and (iii) a $1,000,000 cash payment on February 9, 2024 (the “Anniversary Payment”). The Series B Preferred Stock will be convertible into shares of the Company’s common stock at a conversion price per share equal to $3.78 or an aggregate of 2,910,053 shares of the Company’s common stock and are subject to the Lock Up Period, as defined below, and the restrictions on sale set forth under Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year - Series B Preferred Stock – Conversion. The Seller is also eligible, under the terms set forth in the Amended MIPA, to receive certain earnout payments upon achievement of certain operating results, which may be comprised of up to $10,000,000 of which (x) up to $5,000,000 will be paid in cash and (y) up to $5,000,000 will be paid pursuant to the issuance of the number of shares of Company common stock valued at $5,000,000, calculated using the closing price of the Company’s common stock on December 31, 2023, rounded down to the nearest whole share (collectively, the “Earnout Payments”).

The Amended MIPA contains customary representations and warranties and covenants. The Anniversary Payment and the Earnout Payments will be available to compensate the Buyer for certain losses it may incur pursuant the indemnification provisions set forth in the Amended MIPA.

In addition, at any time during the period beginning on the Closing Date and ending on the date nine (9) months after the Closing Date, the Buyer, or its designated affiliates under the Amended MIPA, may purchase from the Seller twenty percent (20%) of the total issued and outstanding equity interests of Laboratory Services MSO for the purchase price of (i) $6,000,000 in cash and (ii) the issuance of an additional 4,000 shares of Series B Preferred Stock valued at $4,000,000, in accordance with the terms and conditions set forth in the Amended MIPA.

Following the closing of the Transaction (the “Closing”), Sarah Cox shall be retained as a consultant to support the Company’s strategic growth initiatives and operations. Further, Meng Li shall continue to serve in her current capacity as the Company’s Chief Operating Officer and in her current role as a member of the Company’s board of directors.

The foregoing description of the Amended MIPA does not purport to be complete and is qualified by reference to the full text of the Amended MIPA that is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement

In connection with the Closing of the Transaction, Laboratory Services MSO entered into a Second Amended and Restated Limited Liability Company Agreement, dated February 9, 2023 (the “Amended Operating Agreement”), by and among the Seller, the Zoe Family Trust, the Owners, and the members named therein. The terms of the Amended Operating Agreement, include, but are not limited to: (i) establishing Laboratory Services MSO as a multi-member entity as of the Closing Date of the Transaction; (ii) reaffirming the Buyer’s right to purchase an additional twenty percent (20%) of the issued and outstanding units of Laboratory Services MSO, as described above; (iii) allocating the profits and losses of Laboratory Services MSO among the parties to the agreement; and (iv) providing for the management rights of the members.

The foregoing description of the Amended Operating Agreement does not purport to be complete and is qualified by reference to the full text of the Amended Operating Agreement that is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Private Placement

As previously disclosed on the Form 8-K, the Company conducted a private placement offering in connection with the Transaction for shares of its newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), at a purchase price of $1,000 per share (the “Private Placement”). As previously disclosed, the Company entered into its form of securities purchase agreement (the “Securities Purchase Agreement”), with certain accredited investors named therein, including Wenzhao Lu, the Company’s Chairman of the board of directors, pursuant to which the Company sold an aggregate of 9,000 shares of its Series A Preferred Stock for the gross proceeds of $9,000,000, which funds were used to pay the cash purchase price described above for the Purchased Interests.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified by reference to the full text of the Form of Securities Purchase Agreement that was filed as Exhibit 10.1 to the Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Closing of the Transaction is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K with respect to the issuances of the Company’s shares of Series A Preferred Stock and Series B Preferred Stock, respectively, is incorporated by reference into this Item 3.02.

The issuance of both the Series A Preferred Stock and the Series B Preferred Stock, respectively, as described in this Current Report on Form 8-K, were each exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information set forth in Item 1.01and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Series A Preferred Stock

In conjunction with the Transaction, on November 3, 2022 the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Series A Certificate of Designation”), which became effective immediately with the Secretary of State of the State of Delaware, attached hereto as Exhibit 3.1. Pursuant to the Series A Certificate of Designation, the Company designated up to 15,000 shares of the Company’s previously undesignated preferred stock as Series A Preferred Stock. The Series A Preferred Stock is not subject to increase without the written consent of the holders of a majority of the then outstanding shares of the Series A Preferred Stock voting as a separate class (each, a “Series A Holder” and collectively, the “Series A Holders”). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000 (the “Series A Stated Value”). The shares of Series A Preferred Stock issued and to be issued in the Private Placement shall have identical terms and include the terms as set forth below.

Dividends. The Series A Holders are entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations set forth in the Series A Certificate of Designations) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series A Preferred Stock. The Company will not pay any dividends on its common stock unless the Company simultaneously complies with the terms set forth in the Series A Certificate of Designation.

Liquidation. Upon any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series A Holders will be entitled to receive out of the assets available for distribution to the stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series A Preferred Stock and (iii) in preference and priority to the holders of the shares of the Company’s common stock, an amount equal to 100% of the Series A Stated Value, and no more, in proportion to the full and preferential amount that all shares of the Series A Preferred Stock are entitled to receive. The Company shall mail written notice of any Liquidation not less than twenty (20) days prior to the payment date stated therein, to each Series A Holder.

Conversion. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the later of (i) the date of the stockholder approval as described above, in accordance with the Nasdaq Stock Market Listing Rules, and (ii) the nine (9) month anniversary of the Closing (the “Initial Conversion Date”), at the option of the Series A Holder, into that number of shares of common stock (subject to the limitations set forth in Series A Certificate of Designations, determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price (as defined below)). The Series A Holders may effect conversions by providing the Company with the form of conversion notice attached as Annex A to the Series A Certificate of Designation. The Series A Holders may convert such shares into shares of the Company’s common stock at a conversion price per share equal to the greater of (i) one dollar ($1.00) and (ii) ninety percent (90%) of the closing price of the Company’s common stock on Nasdaq on the day prior to receipt of a conversion notice (collectively, the “Conversion Price”), subject to adjustment for stock splits and similar matters. In addition, following the Initial Conversion Date, each Series A Holder agrees that it shall not be entitled to in any calendar month, sell a number of Series A Conversion Shares into the open market in an amount exceeding more than ten percent (10%) of the number of Series A Conversion Shares issuable upon conversion of the Series A Preferred Stock then held by such Series A Holder.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price of the Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any of the foregoing adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”), (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Series A Holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation set forth in the Series A Certificate of Designation on the conversion of the Series A Preferred Stock), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to the limitations set forth in the Series A Certificate of Designation on the conversion of the Series A Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series A Holder shall be given the same choice as to the Alternate Consideration it receives upon such Fundamental Transaction.

Voting Rights. The Series A Holders will have no voting rights, except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock in the Series A Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock, (c) authorize or issue an additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on liquidation or (d) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share of Company common stock which a Series A Holder would otherwise be entitled to upon such conversion, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding the foregoing, nothing shall prevent any Series A Holder from converting fractional shares of Series A Preferred Stock.

The foregoing description of the Series A Certificate of Designation does not purport to be complete and is qualified by reference to the full text of the Series A Certificate of Designation that was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2022, which is incorporated herein by reference.

Series B Preferred Stock

In conjunction with the Transaction, on February 9, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Series B Certificate of Designation”), which became effective immediately with the Secretary of State of the State of Delaware, attached hereto as Exhibit 3.2. In connection with the Transaction, as described above in Item 1.01, the Company issued the Series B Preferred Stock to the Seller, the terms of which are set forth below. The Company designated up to 15,000 shares of the Company’s previously undesignated preferred stock as Series B Preferred Stock, which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock voting as a separate class (each, a “Series B Holder” and collectively, the “Series B Holders”). Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000 (as defined above, the “Series B Stated Value”).

Dividends. The Series B Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations set forth in the Series B Certificate of Designations) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series B Preferred Stock. The Company will not pay any dividends on its common stock unless the Company simultaneously complies with the terms set forth in the Series B Certificate of Designation.

Rank. The Series B Preferred Stock will rank subordinate to the shares of the Company’s Series A Preferred Stock.

Liquidation. Upon any Liquidation, the Series B Holders will be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series B Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to one hundred percent (100%) of the Series B Stated Value and no more, in proportion to the full and preferential amount that all shares of the Series B Preferred Stock are entitled to receive. The Company shall mail written notice of any such Liquidation not less than twenty (20) days prior to the payment date stated therein, to each Series B Holder.

Conversion. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the later of (i) the date of the stockholder approval and (ii) the one year anniversary of the Closing Date (the “Lock Up Period”), at the option of the Series B Holder thereof, into that number of shares of common stock (subject to the limitations set forth in Series B Certificate of Designation determined by dividing the Series B Stated Value of such share of Series B Preferred Stock by the conversion price of the Series B Preferred Stock). Series B Holders may effect conversions by providing the Company with the form of conversion notice attached as Annex A to the Series B Certificate of Designation. The Series B Preferred Stock will be convertible into shares of the Company’s common stock at a conversion price per share equal to $3.78, subject to the adjustments set forth in the Series B Certificate of Designation. Notwithstanding the foregoing or the transactions contemplated by the Amended MIPA, until the consummation of the Lock Up Period, the Series B Holders shall not, directly or indirectly, sell, transfer or otherwise dispose of any Series B Preferred Stock issued upon conversion of the Series B Conversion Shares or pursuant to the Equity Earnout Payment (the “Restricted Securities”) without Company’s prior written consent; provided, however, the Series B Holders may sell, transfer or otherwise dispose of Restricted Securities to an Affiliate, as defined in the Amended MIPA, of a Series B Holder without Company’s prior written consent; provided, further, that such Series B Holder provide prompt written notice to Company of such transfer, including the name and contact information of the Affiliate transferee, and such Affiliate transferee agrees in writing to be bound by the terms of the transaction documents contemplated by the Amended MIPA to which the Series B Holder is a party (which agreement shall also be provided to Company with such notice). After the expiration of the Lock Up Period, the Series B Holder agrees that it and any of its Affiliate transferees shall not be entitled to in any calendar month, sell a number of shares of Company common stock into the open market in an amount exceeding more than ten percent (10%) of the total number of shares of Company common stock issuable upon conversion of the Company common stock then held by the Seller and its Affiliates.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If the Company, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price of the Series B Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any of the foregoing adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a Fundamental Transaction, then, at the closing of such Fundamental Transaction, without any action on the part of the Series B Holder, the Series B Holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in the Series B Certificate of Designation on the conversion of the Series B Preferred Stock), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any Alternate Consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to the limitations set forth in the Series B Certificate of Designation on the conversion of the Series B Preferred Stock). For purposes of any such conversion, the determination of the conversion price of the Series B Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series B Holder shall be given the same choice as to the Alternate Consideration it receives upon such Fundamental Transaction.

Voting Rights. The Series B Holders will have no voting rights, except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, in addition, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock in the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, (c) except with respect to the Series A Preferred Stock, authorize or issue an additional class or series of capital stock that ranks senior to the Series B Preferred Stock with respect to the distribution of assets on liquidation or (d) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Series B Holder would otherwise be entitled to upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding the foregoing, nothing shall prevent any Series B Holder from converting fractional shares of Series B Preferred Stock.

A copy of the Series B Certificate of Designation is attached hereto as Exhibit 3.2 and incorporated herein by reference. The foregoing description of the Series B Certificate of Designation is qualified in its entirety by reference to Exhibit 3.2 attached hereto.

Item 7.01. Regulation FD Disclosure.

In connection with the Transaction, the Company issued a press release on February 13, 2023. The full text of the press release issued in connection with the Closing is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired:

The Company intends to file the financial statements required by this Item 9.01(a) by an amendment to this report on Form 8-K no later than seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information:

The Company intends to file the financial statements required by this Item 9.01(b) by an amendment to this report on Form 8-K no later than seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(d) Exhibits:

Exhibit No.	Description of Exhibit
2.1*	Amended and Restated Membership Interest Purchase Agreement, dated February 9, 2023, by and among the Registrant, Laboratory Services MSO, LLC, SCBC Holdings LLC, Avalon Laboratory Services, Inc., the Zoe Family Trust, Bryan Cox and Sarah Cox.
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 8, 2022).
3.2	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock.
10.1*	Second Amended and Restated Limited Company Agreement, dated February 9, 2023, by and among Laboratory Services MSO, LLC, SCBC Holdings LLC, the Zoe Family Trust, Bryan Cox, Sarah Cox and the members named therein.
99.1	Press Release issued by the Registrant, dated February 13, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document).

*	The schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: February 13, 2023	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargiola
		Title:	Chief Financial Officer